Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces Third Quarter 2017 Financial Results
____________________________________________________________________________________

Westlake, OH (November 7, 2017): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three and nine months ended September 30, 2017:

(in thousands, except per share and per gallon amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total revenues	$1,575,677	$1,462,646	$4,465,111	$4,042,476
Income (loss) before income taxes	6,086	17,238	(47,976)	7,187
Net income	62,354	10,975	29,987	4,616
Net income attributable to common shareholders	62,324	10,898	29,887	4,475

Net income per common share attributable to common shareholders (basic and diluted)	$1.58	$0.28	$0.76	$0.12

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	410,615	419,176	1,217,949	1,260,095
Gasoline	144,826	148,264	403,995	409,503
Total fuel sales volume (gallons)	555,441	567,440	1,621,944	1,669,598

Total fuel revenues	$1,055,593	$947,558	$2,981,154	$2,588,297
Fuel gross margin	105,009	110,033	296,404	303,727
Fuel gross margin per gallon	$0.189	$0.194	$0.183	$0.182

Total nonfuel revenues	$515,836	$510,559	$1,471,306	$1,441,044
Nonfuel gross margin	284,916	280,234	820,420	796,724
Nonfuel gross margin percentage	55.2%	54.9%	55.8%	55.3%

EBITDA(1)	$44,286	$47,136	$65,895	$92,493

(1)
A reconciliation from net income to earnings before interest, taxes and depreciation and amortization, or EBITDA, appears in the supplemental data below. TA believes that net income is the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP.

Thomas M. O'Brien, TA's CEO, made the following statement regarding the 2017 third quarter results:
"TA's third quarter 2017 net income includes three notable items that were not comparable to TA's third quarter 2016 net income. Two of these items largely offset one another: our reversal of the expense related to excess transaction fees withheld by a fuel card transaction processor, Comdata, that are related to earlier quarters of $4.6 million and a noncash asset write off of $4.0 million. A $58.6 million noncash income tax benefit was also recognized in the 2017 third quarter; that was the primary reason for the change in net income between third quarter 2016 and third quarter 2017.
"TA has not yet recognized any amount for recovery of the legal and other fees incurred in its litigation with Comdata. Although the Delaware Court of Chancery has found that TA is entitled to an award of attorney's fees, TA expects the amount of the award may be contested and the Court has not yet determined the amount.
"EBITDA for the third quarter of 2017 was $44.3 million, or 6.0% below EBITDA for the third quarter of 2016. EBITDA in the 2017 third quarter shows many positives from our continued efforts on fuel purchasing and sales strategies, nonfuel programs and cost control. Unfortunately, these positives were overcome by negatives associated with same site fuel volume declines and the absence in 2017 of a federal biodiesel fuel tax credit program which was in place during 2016.
"I remain confident in our ability to mitigate the negative impact of declining fuel volumes with nonfuel sales, our cost control efforts, and contributions from, in particular, our convenience store portfolio, which added $1.5 million in site level gross margin in excess of site level operating expenses in the 2017 third quarter, or 12.3% over the comparable 2016 amount."
Business Commentary
Fuel sales volume decreased by 12.0 million gallons, or 2.1%, and same site fuel sales volume decreased by 14.5 million gallons, or 2.6%, each for the 2017 third quarter compared to the 2016 third quarter. TA believes the fuel volume decrease experienced during the 2017 third quarter resulted primarily from continued fuel efficiency gains, especially by TA's commercial diesel fuel customers. Fuel revenue increased by $108.0 million, or 11.4%, in the 2017 third quarter compared to the 2016 third quarter primarily due to higher market prices for fuel during the 2017 third quarter. Fuel gross margin decreased by $5.0 million ($0.005 per gallon), to $105.0 million ($0.189 per gallon) primarily as a result of the federal biodiesel fuel tax credit program that was in place in 2016 but has not been in 2017 and the increasing diesel fuel cost trend during the 2017 third quarter versus a declining to flat fuel cost trend during the 2016 third quarter, partially offset by the positive impact of TA's fuel purchasing and sales strategies.
Nonfuel revenue increased $5.3 million, or 1.0%, in the 2017 third quarter compared to the 2016 third quarter due to a $7.0 million increase attributable to sites acquired and developed since the beginning of the 2016 third quarter, partially offset by a $1.7 million same site decrease primarily due to reduced restaurant business while TA was converting certain locations from full service to quick service restaurants. Nonfuel gross margin increased $4.7 million, or 1.7%, in the 2017 third quarter compared to the 2016 third quarter due to a $5.2 million increase from sites acquired and developed since the beginning of the 2016 third quarter, partially offset by a $0.5 million, or 0.2%, decrease in same site nonfuel gross margin.
Site level operating expenses decreased $3.4 million, or 1.4%, in the 2017 third quarter compared to the 2016 third quarter primarily due to a one time expense reduction of $4.6 million to recognize a receivable for excess transaction fees TA expensed prior to the third quarter that it now expects to recover from Comdata and various cost savings initiatives, partially offset by a $4.6 million increase in site level operating expenses from sites acquired and developed since the beginning of the 2016 third quarter.
Selling, general and administrative expenses for the 2017 third quarter increased $1.8 million, or 5.1%, compared to the 2016 third quarter, primarily attributable to increased personnel costs and $0.3 million of litigation costs related to TA's dispute with Comdata, partially offset by certain cost control initiatives.
Real estate rent expense increased $3.0 million, or 4.5%, in the 2017 third quarter compared to the 2016 third quarter primarily from TA's sale to, and lease back from, Hospitality Properties Trust, or HPT, of two travel centers and improvements at leased sites since the beginning of the 2016 third quarter.
Depreciation and amortization expense increased $8.0 million, or 35.3%, in the 2017 third quarter compared to the 2016 third quarter primarily resulting from a $4.0 million impairment charge relating to certain property and equipment, and an increase in the amount of depreciable assets as a result of the locations acquired and other capital investments TA completed since the beginning of the 2016 third quarter.

Net income for the 2017 third quarter was $62.4 million compared to net income of $11.0 million for the 2016 third quarter. Net income attributable to common shareholders for the 2017 third quarter was $62.3 million ($1.58 per common share) compared to net income attributable to common shareholders of $10.9 million ($0.28 per common share) for the 2016 third quarter. The increases in net income and in net income attributable to common shareholders are primarily due to the recognition of an income tax benefit of $58.6 million resulting from the resolution of certain previously uncertain tax positions. EBITDA for the 2017 third quarter decreased by $2.9 million, or 6.0%, as compared to the 2016 third quarter as the negative impacts of changes in fuel gross margin, real estate rent and selling, general and administrative expenses were not fully offset by the positive impact of changes in nonfuel gross margin and site level operating expenses. A reconciliation from net income to EBITDA appears in the supplemental data below.
Travel Centers Segment
Both fuel and nonfuel revenues increased, resulting in an increase in total revenues of $101.5 million, or 8.2%, in the 2017 third quarter as compared to the 2016 third quarter. The increase in total revenues was primarily due to increases in market prices for fuel and from sales at recently acquired or developed properties.
Site level gross margin in excess of site level operating expenses increased in the 2017 third quarter by $2.2 million, or 1.7%, as compared to the 2016 third quarter primarily due to a $4.6 million reversal of excess transaction fees expensed prior to the third quarter that TA now expects to recover from Comdata, and a $3.4 million increase in nonfuel gross margin, partially offset by a $6.8 million decrease in fuel gross margin.
On a same site basis, site level gross margin in excess of site level operating expenses increased in the 2017 third quarter by $0.3 million, or 0.2%, as compared to the 2016 third quarter, primarily due to a $4.5 million reversal of excess transaction fees expensed prior to the third quarter that TA now expects to recover from Comdata, and a $4.5 million reduction in site level operating expenses primarily due to operating cost control measures, largely offset by an $8.1 million decrease in fuel gross margin.
On a same site basis, (220 locations) site level gross margin in excess of site level operating expenses was $444.0 million for the 12 months ended September 30, 2017, $6.2 million, or 1.4%, less than the comparable period ended September 30, 2016, principally due to an $18.8 million decline in fuel gross margin.
TA acquired or developed 17 travel centers during the four year period ended September 30, 2017. Of these travel centers, 11 are included in the same site data for the 12 months ended September 30, 2017 and 2016. As of September 30, 2017, TA had invested $107.3 million (including the cost of improvements) in these 11 locations, and these locations generated $12.2 million of site level gross margin in excess of site level operating expenses during the 12 months ended September 30, 2017. The remaining six locations were acquired or developed for a total investment of $111.0 million (including the cost of improvements), and these locations generated $6.0 million of site level gross margin in excess of site level operating expenses during the 12 months ended September 30, 2017, during which they were open for an average of 11 months.
Convenience Stores Segment
Fuel revenues increased by $10.4 million due to increases in market prices for fuel, partially offset by a decrease in nonfuel revenues, resulting in an increase in total revenues of $10.0 million, or 5.2%, in the 2017 third quarter compared to the 2016 third quarter. Nonfuel revenues decreased primarily as a result of the mix of products and services sold.
Site level gross margin in excess of site level operating expenses increased in the 2017 third quarter by $1.5 million, or 12.3%, as compared to the 2016 third quarter due to increases in fuel ($1.6 million, or 10.4%) and nonfuel gross margin ($0.8 million, or 3.3%) as operations at newer sites continue to improve, partially offset by an increase in site level operating expenses ($0.9 million, or 3.2%).
On a same site basis, site level gross margin in excess of site level operating expenses increased by $1.5 million, or 12.4%, in the 2017 third quarter compared to the 2016 third quarter due to increases in fuel ($1.6 million) and nonfuel ($0.8 million) gross margin, partially offset by an increase ($0.9 million) in site level operating expenses.
On a same site basis TA had invested $340.7 million (including the cost of improvements) in 180 locations, and these locations generated site level gross margin in excess of site level operating expenses of $33.9 million for the 12 months ended September 30, 2017, $5.0 million, or 17.2%, over the comparable period ended September 30, 2016.

TA acquired 49 convenience stores during the two year period ended September 30, 2017, none of which are included in the same site data for the 12 months ended September 30, 2017 and 2016. As of September 30, 2017, TA had invested $102.6 million (including the cost of improvements) in these locations, and these locations generated $6.4 million of site level gross margin in excess of site level operating expenses during the 12 months ended September 30, 2017. Some of these 49 convenience stores were fully or partially out of service while improvements were being made to them during the 12 months ended September 30, 2017.
Conference Call:
On Tuesday, November 7, 2017, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended September 30, 2017. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10113392.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's third quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada, standalone convenience stores in 11 states and standalone restaurants in 14 states. TA's travel centers operate under the "TravelCenters of America," "TA," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services which are designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's convenience stores operate principally under the "Minit Mart" brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, fresh food offerings and other convenience items. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•
TA'S CEO, MR. O'BRIEN, EXPRESSED HIS CONFIDENCE IN THE PROSPECT OF TA REALIZING IMPROVED RESULTS FROM THE POSITIVE IMPACTS OF TA'S FUEL, NONFUEL, AND COST CONTROL EFFORTS AND CONTRIBUTIONS FROM TA'S RECENTLY ACQUIRED PROPERTIES, IN PARTICULAR FROM ITS CONVENIENCE STORE PORTFOLIO. TA'S BUSINESS IS SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, MANY OF WHICH ARE OUTSIDE ITS CONTROL, AND TA MAY NOT SUCCESSFULLY MANAGE AND EXECUTE THOSE FACTORS THAT MAY BE WITHIN ITS CONTROL. THE NOTED POSITIVE IMPACTS ON RECENT OPERATING RESULTS MAY NOT CONTINUE IN THE FUTURE AND TA'S OPERATING RESULTS MAY DECLINE; AND

•
STATEMENTS BY MR. O'BRIEN, AND OTHER DISCLOSURES IN THIS PRESS RELEASE, SEPARATELY ADDRESS SOME OF THE IMPACTS OF TA'S LITIGATION WITH COMDATA INCLUDING $4.6 MILLION OF EXCESS TRANSACTION FEES TA INCURRED PRIOR TO JULY 1, 2017, AND LEGAL AND OTHER FEES TA BELIEVES IT IS ENTITLED TO RECOVER FROM COMDATA. ON SEPTEMBER 11, 2017, THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR THE COURT, ISSUED A POST-TRIAL MEMORANDUM OPINION IN FAVOR OF TA, WHICH, AMONG OTHER THINGS, ENTITLED TA TO AN ORDER REQUIRING COMDATA TO SPECIFICALLY PERFORM UNDER TA'S MERCHANT AGREEMENT WITH COMDATA AND AWARDING DAMAGES TO TA AND AGAINST COMDATA FOR THE DIFFERENCE BETWEEN THE HIGHER TRANSACTION FEES TA PAID TO COMDATA SINCE FEBRUARY 1, 2017, AND WHAT TA SHOULD HAVE PAID UNDER THE MERCHANT AGREEMENT. THIS OPINION ALSO FOUND THAT THE MERCHANT AGREEMENT PROVIDES FOR AN AWARD OF REASONABLE ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY IN A LAWSUIT ENFORCING RIGHTS UNDER THE MERCHANT AGREEMENT. TA AND COMDATA HAVE REACHED AGREEMENT ON THE AMOUNT OF EXCESS TRANSACTION FEES TO BE PAID TO TA, BUT TA AND COMDATA HAVE NOT REACHED AGREEMENT ON WHEN FINAL JUDGMENT SHOULD ENTER IN THIS LITIGATION OR THE AMOUNT OF TA'S ATTORNEYS' FEES AND OTHER COSTS THAT COMDATA SHOULD PAY TO TA. THE COURT HAS NOT ISSUED ITS FINAL JUDGMENT AND THE COURT MAY NOT AWARD TA SOME OR ALL OF ITS ATTORNEYS' FEES AND COSTS. FURTHERMORE, COMDATA MAY APPEAL THE COURT'S DECISION AND THE OPINION AND JUDGMENT, INCLUDING COMDATA'S OBLIGATION TO RETURN TO TA THE EXCESS TRANSACTION FEES TA PAID, MAY BE REVERSED OR AMENDED UPON APPEAL. THE CONTINUATION OF THIS LITIGATION IS DISTRACTING TO TA'S MANAGEMENT AND IT IS EXPENSIVE, AND THIS DISTRACTION AND EXPENSE MAY CONTINUE BECAUSE OF DELAYS IN ISSUANCE OF THE ORDER CONTEMPLATED BY THE SEPTEMBER 11, 2017, OPINION, APPEALS OR OTHERWISE.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, AND TA'S QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31, 2017, JUNE 30, 2017 AND SEPTEMBER 30, 2017, WHICH HAVE BEEN OR WILL BE FILED WITH THE SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2017	2016
Revenues:
Fuel	$1,055,593	$947,558
Nonfuel	515,836	510,559
Rent and royalties from franchisees	4,248	4,529
Total revenues	1,575,677	1,462,646

Cost of goods sold (excluding depreciation):
Fuel	950,584	837,525
Nonfuel	230,920	230,325
Total cost of goods sold	1,181,504	1,067,850

Operating expenses:
Site level operating	244,161	247,584
Selling, general and administrative	36,587	34,812
Real estate rent	69,599	66,573
Depreciation and amortization	30,714	22,698
Total operating expenses	381,061	371,667

Income from operations	13,112	23,129

Acquisition costs	68	225
Interest expense, net	7,486	7,200
Income from equity investees	528	1,534
Income before income taxes	6,086	17,238
Benefit (provision) for income taxes	56,268	(6,263)
Net income	62,354	10,975
Less: net income for noncontrolling interests	30	77
Net income attributable to common shareholders	$62,324	$10,898

Net income per common share attributable to common shareholders:
Basic and diluted	$1.58	$0.28
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Nine Months Ended September 30,
	2017	2016
Revenues:
Fuel	$2,981,154	$2,588,297
Nonfuel	1,471,306	1,441,044
Rent and royalties from franchisees	12,651	13,135
Total revenues	4,465,111	4,042,476

Cost of goods sold (excluding depreciation):
Fuel	2,684,750	2,284,570
Nonfuel	650,886	644,320
Total cost of goods sold	3,335,636	2,928,890

Operating expenses:
Site level operating	743,022	725,754
Selling, general and administrative	115,276	101,787
Real estate rent	206,742	194,838
Depreciation and amortization	91,163	64,545
Total operating expenses	1,156,203	1,086,924

(Loss) income from operations	(26,728)	26,662

Acquisition costs	271	2,286
Interest expense, net	22,708	20,761
Income from equity investees	1,731	3,572
(Loss) income before income taxes	(47,976)	7,187
Benefit (provision) for income taxes	77,963	(2,571)
Net income	29,987	4,616
Less: net income for noncontrolling interests	100	141
Net income attributable to common shareholders	$29,887	$4,475

Net income per common share attributable to common shareholders:
Basic and diluted	$0.76	$0.12
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$74,652	$61,312
Accounts receivable, net	140,479	107,246
Inventory	212,553	204,145
Other current assets	27,101	29,358
Total current assets	454,785	402,061

Property and equipment, net	1,023,080	1,082,022
Goodwill	94,059	88,542
Other intangible assets, net	34,510	37,738
Other noncurrent assets	84,239	49,478
Total assets	$1,690,673	$1,659,841

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$167,089	$157,964
Current HPT Leases liabilities	40,758	39,720
Other current liabilities	169,206	132,648
Total current liabilities	377,053	330,332

Long term debt, net	319,409	318,739
Noncurrent HPT Leases liabilities	372,194	381,854
Other noncurrent liabilities	35,031	75,837
Total liabilities	1,103,687	1,106,762

Shareholders' equity (39,549 and 39,523 common shares outstanding at September 30, 2017 and December 31, 2016, respectively)	586,986	553,079
Total liabilities and shareholders' equity	$1,690,673	$1,659,841
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. TA believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies on both a GAAP and a non-GAAP basis. TA calculates EBITDA as earnings before interest, taxes and depreciation and amortization, as shown below. TA believes that EBITDA is a meaningful disclosure that may help investors to better understand its financial performance, including by allowing investors to compare TA's performance between periods and to the performance of other companies. EBITDA is used by management to evaluate TA's financial performance and compare TA's performance over time and to the performance of other companies. This information should not be considered as an alternative to net income attributable to common shareholders, net income or income from operations, as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.
TA believes that net income is the most comparable financial measure, determined according to GAAP, to TA's presentation of EBITDA. The following table presents the reconciliation of this non-GAAP financial measure to net income for the three and nine months ended September 30, 2017 and 2016.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Calculation of EBITDA:
Net income	$62,354	$10,975	$29,987	$4,616
Add: (benefit) provision for income taxes	(56,268)	6,263	(77,963)	2,571
Add: depreciation and amortization	30,714	22,698	91,163	64,545
Add: interest expense, net	7,486	7,200	22,708	20,761
EBITDA	$44,286	$47,136	$65,895	$92,493

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on September 30, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of six locations TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data excludes revenues and expenses at locations TA does not operate, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	Change		2017	2016	Change
Number of same site company operated locations	464	464	—		420	420	—

Diesel sales volume (gallons)	403,248	414,109	(2.6)%		1,185,923	1,237,423	(4.2)%
Gasoline sales volume (gallons)	138,012	141,685	(2.6)%		363,970	375,022	(2.9)%
Total fuel sales volume (gallons)	541,260	555,794	(2.6)%		1,549,893	1,612,445	(3.9)%

Fuel revenues	$1,027,429	$927,690	10.8%		$2,845,803	$2,493,229	14.1%
Fuel gross margin	103,500	109,981	(5.9)%		287,117	298,117	(3.7)%
Fuel gross margin per gallon	$0.191	$0.198	(3.5)%		$0.185	$0.185	—%

Nonfuel revenues	$508,733	$510,393	(0.3)%		$1,390,683	$1,394,544	(0.3)%
Nonfuel gross margin	280,058	280,565	(0.2)%		777,188	773,405	0.5%
Nonfuel gross margin percentage	55.1%	55.0%	10	pts	55.9%	55.5%	40	pts

Total gross margin	$383,558	$390,546	(1.8)%		$1,064,305	$1,071,522	(0.7)%
Site level operating expenses	239,833	247,858	(3.2)%		701,332	704,417	(0.4)%
Site level operating expenses as a percentage of nonfuel revenues	47.1%	48.6%	(150	)pts	50.4%	50.5%	(10	)pts
Site level gross margin in excess of site level operating expenses	$143,725	$142,688	0.7%		$362,973	$367,105	(1.1)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on September 30, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of two travel centers TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at travel centers TA does not operate, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended September 30,				Nine Months Ended September 30,
Travel Centers	2017	2016	Change		2017	2016	Change
Number of same site company operated travel center locations	223	223	—		220	220	—

Diesel sales volume (gallons)	397,748	409,092	(2.8)%		1,172,820	1,225,179	(4.3)%
Gasoline sales volume (gallons)	75,867	78,022	(2.8)%		206,314	211,611	(2.5)%
Total fuel sales volume (gallons)	473,615	487,114	(2.8)%		1,379,134	1,436,790	(4.0)%

Fuel revenues	$897,646	$808,315	11.1%		$2,527,209	$2,206,538	14.5%
Fuel gross margin	86,869	94,922	(8.5)%		247,941	261,820	(5.3)%
Fuel gross margin per gallon	$0.183	$0.195	(6.2)%		$0.180	$0.182	(1.1)%

Nonfuel revenues	$426,871	$427,385	(0.1)%		$1,208,828	$1,213,534	(0.4)%
Nonfuel gross margin	248,692	249,327	(0.3)%		712,519	710,368	0.3%
Nonfuel gross margin percentage	58.3%	58.3%	—		58.9%	58.5%	40	pts

Total gross margin	$335,561	$344,249	(2.5)%		$960,460	$972,188	(1.2)%
Site level operating expenses	206,084	215,074	(4.2)%		625,856	631,202	(0.8)%
Site level operating expenses as a percentage of nonfuel revenues	48.3%	50.3%	(200	)pts	51.8%	52.0%	(20	)pts
Site level gross margin in excess of site level operating expenses	$129,477	$129,175	0.2%		$334,604	$340,986	(1.9)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on September 30, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three convenience stores TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at convenience stores TA does not operate, such as revenues from a dealer operated convenience store, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended September 30,				Nine Months Ended September 30,
Convenience Stores	2017	2016	Change		2017	2016	Change
Number of same site company operated convenience store locations	229	229	—		200	200	—

Fuel sales volume (gallons)	67,645	68,680	(1.5)%		170,759	175,655	(2.8)%
Fuel revenues	$129,783	$119,375	8.7%		$318,594	$286,691	11.1%
Fuel gross margin	16,631	15,059	10.4%		39,176	36,297	7.9%
Fuel gross margin per gallon	$0.246	$0.219	12.3%		$0.229	$0.207	10.6%

Nonfuel revenues	$73,553	$73,922	(0.5)%		$181,855	$181,010	0.5%
Nonfuel gross margin	25,838	25,015	3.3%		64,669	63,037	2.6%
Nonfuel gross margin percentage	35.1%	33.8%	130	pts	35.6%	34.8%	80	pts

Total gross margin	$42,469	$40,074	6.0%		$103,845	$99,334	4.5%
Site level operating expenses	28,758	27,876	3.2%		75,476	73,215	3.1%
Site level operating expenses as a percentage of nonfuel revenues	39.1%	37.7%	140	pts	41.5%	40.4%	110	pts
Site level gross margin in excess of site level operating expenses	$13,711	$12,198	12.4%		$28,369	$26,119	8.6%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

The following tables present business segment information for travel centers and convenience stores, or TA's reportable segments, for the three and nine months ended September 30, 2017 and 2016.

	Three Months Ended September 30, 2017
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$905,325	$129,783	$20,485	$1,055,593
Nonfuel	432,128	73,553	10,155	515,836
Rent and royalties from franchisees	3,169	54	1,025	4,248
Total revenues	1,340,622	203,390	31,665	1,575,677

Site level gross margin in excess of site level operating expenses	$134,098	$13,755	$2,159	$150,012

Corporate operating expenses:
Selling, general and administrative			$36,587	$36,587
Real estate rent			69,599	69,599
Depreciation and amortization			30,714	30,714
Income from operations				13,112

Acquisition costs			68	68
Interest expense, net			7,486	7,486
Income from equity investees			528	528
Income before income taxes				6,086
Benefit for income taxes			56,268	56,268
Net income				62,354
Less: net income for noncontrolling interests				30
Net income attributable to common shareholders				$62,324
Supplemental data:

Gross margin
Fuel	$88,130	$16,631	$248	$105,009
Nonfuel	252,341	25,838	6,737	284,916
Rent and royalties from franchisees	3,169	54	1,025	4,248
Total gross margin	$343,640	$42,523	$8,010	$394,173

Site level operating expenses	$209,542	$28,768	$5,851	$244,161

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$808,366	$119,375	$19,817	$947,558
Nonfuel	427,524	73,922	9,113	510,559
Rent and royalties from franchisees	3,238	58	1,233	4,529
Total revenues	1,239,128	193,355	30,163	1,462,646

Site level gross margin in excess of site level operating expenses	$131,866	$12,249	$3,097	$147,212

Corporate operating expenses:
Selling, general and administrative			$34,812	$34,812
Real estate rent			66,573	66,573
Depreciation and amortization			22,698	22,698
Income from operations				23,129

Acquisition costs			225	225
Interest expense, net			7,200	7,200
Income from equity investees			1,534	1,534
Income before income taxes				17,238
Provision for income taxes			(6,263)	(6,263)
Net income				10,975
Less: net income for noncontrolling interests				77
Net income attributable to common shareholders				$10,898
Supplemental data:

Gross margin
Fuel	$94,915	$15,059	$59	$110,033
Nonfuel	248,967	25,015	6,252	280,234
Rent and royalties from franchisees	3,238	58	1,233	4,529
Total gross margin	$347,120	$40,132	$7,544	$394,796

Site level operating expenses	$215,254	$27,883	$4,447	$247,584

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Nine Months Ended September 30, 2017
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$2,567,755	$355,776	$57,623	$2,981,154
Nonfuel	1,235,281	206,139	29,886	1,471,306
Rent and royalties from franchisees	9,387	162	3,102	12,651
Total revenues	3,812,423	562,077	90,611	4,465,111

Site level gross margin in excess of site level operating expenses	$348,603	$30,825	$7,025	$386,453

Corporate operating expenses:
Selling, general and administrative			$115,276	$115,276
Real estate rent			206,742	206,742
Depreciation and amortization			91,163	91,163
Loss from operations				(26,728)

Acquisition costs			271	271
Interest expense, net			22,708	22,708
Income from equity investees			1,731	1,731
Loss before income taxes				(47,976)
Benefit for income taxes			77,963	77,963
Net income				29,987
Less: net income for noncontrolling interests				100
Net income attributable to common shareholders				$29,887
Supplemental data:

Gross margin
Fuel	$252,619	$43,411	$374	$296,404
Nonfuel	728,692	72,068	19,660	820,420
Rent and royalties from franchisees	9,387	162	3,102	12,651
Total gross margin	$990,698	$115,641	$23,136	$1,129,475

Site level operating expenses	$642,095	$84,816	$16,111	$743,022

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Nine Months Ended September 30, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$2,222,962	$311,199	$54,136	$2,588,297
Nonfuel	1,226,735	197,718	16,591	1,441,044
Rent and royalties from franchisees	10,556	249	2,330	13,135
Total revenues	3,460,253	509,166	73,057	4,042,476

Site level gross margin in excess of site level operating expenses	$353,645	$27,188	$6,999	$387,832

Corporate operating expenses:
Selling, general and administrative			$101,787	$101,787
Real estate rent			194,838	194,838
Depreciation and amortization			64,545	64,545
Income from operations				26,662

Acquisition costs			2,286	2,286
Interest expense, net			20,761	20,761
Income from equity investees			3,572	3,572
Income before income taxes				7,187
Provision for income taxes			(2,571)	(2,571)
Net income				4,616
Less: net income for noncontrolling interests				141
Net income attributable to common shareholders				$4,475
Supplemental data:

Gross margin
Fuel	$264,446	$38,905	$376	$303,727
Nonfuel	717,707	67,721	11,296	796,724
Rent and royalties from franchisees	10,556	249	2,330	13,135
Total gross margin	$992,709	$106,875	$14,002	$1,113,586

Site level operating expenses	$639,064	$79,687	$7,003	$725,754

(End)